410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Board of Directors Declares Quarterly Dividends

CHICAGO-(March 6, 2020)-The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) declared quarterly cash dividends of $0.25 per share of the Company’s Common Stock and $0.1875 per share of the Company’s Class B Stock at its meeting on March 4, 2020.

The dividends declared will be payable on May 29, 2020 to stockholders of record at the close of business on May 15, 2020. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for sixteen consecutive years.

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While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone. To learn more about the Company, visit oildri.com.

Category: Dividends

Leslie A. Garber
Investor Relations Manager
InvestorRelations@oildri.com
(312) 321-1515